EXHIBIT 4.1


                         FORM OF FIXED RATE SENIOR NOTE

REGISTERED                                                   REGISTERED
No. FXR-1                                                    U.S. $
                                                             CUSIP:

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


                                                     MORGAN STANLEY
                                        SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES F
                                                      (Fixed Rate)

                                             HIGH INCOME TRIGGER SECURITIES

                                                % HITS DUE MARCH 20, 2007
                                                MANDATORILY EXCHANGEABLE
                                              FOR SHARES OF COMMON STOCK OF
                                            SANDISK CORPORATION (the "HITS")
-----------------------------------------------------------------------------------------------------------------------
ORIGINAL ISSUE DATE:             INITIAL REDEMPTION DATE: N/A   INTEREST RATE:    % per      MATURITY DATE: See
                                                                   annum                        "Maturity Date" below.
-----------------------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL DATE:           INITIAL REDEMPTION             INTEREST PAYMENT DATE(S):    OPTIONAL REPAYMENT
                                    PERCENTAGE: N/A                See "Interest Payment        DATE(S):  N/A
                                                                   Dates" below.
-----------------------------------------------------------------------------------------------------------------------
SPECIFIED CURRENCY: U.S.         ANNUAL REDEMPTION              INTEREST PAYMENT PERIOD:     APPLICABILITY OF MODIFIED
   dollars                          PERCENTAGE REDUCTION: N/A      Quarterly                    PAYMENT UPON
                                                                                                ACCELERATION OR
                                                                                                REDEMPTION: See
                                                                                                "Alternate Exchange
                                                                                                Calculation in Case of
                                                                                                an Event of Default"
                                                                                                below.
-----------------------------------------------------------------------------------------------------------------------
IF SPECIFIED CURRENCY OTHER      REDEMPTION NOTICE PERIOD:      APPLICABILITY OF ANNUAL      If yes, state Issue Price:
   THAN U.S. DOLLARS, OPTION        N/A                            INTEREST PAYMENTS: N/A       N/A
   TO ELECT PAYMENT IN U.S.
   DOLLARS: N/A
-----------------------------------------------------------------------------------------------------------------------
EXCHANGE RATE AGENT: N/A         TAX REDEMPTION AND PAYMENT     PRICE APPLICABLE UPON        ORIGINAL YIELD TO
                                    OF ADDITIONAL AMOUNTS: NO      OPTIONAL REPAYMENT: N/A      MATURITY: N/A
-----------------------------------------------------------------------------------------------------------------------
OTHER PROVISIONS: See below.     IF YES, STATE INITIAL
                                    OFFERING DATE: N/A
-----------------------------------------------------------------------------------------------------------------------


Stated Principal Amount..........  $10 per HITS

Underlying Company...............  SanDisk Corporation ("SanDisk").

Underlying Stock.................  Shares of common stock of SanDisk.

Pricing Date.....................

Denominations....................  $10 and integral multiples thereof

Initial Share Price..............  $

Trigger Level....................     % of the Initial Share Price

Trigger Price....................  $

Acceleration Trigger Price.......  $2.00

Exchange Ratio...................                 , which is equal to the Stated
                                   Principal Amount divided by the Initial Share Price

Exchange Factor..................  1.0, subject to adjustment upon the occurrence of certain extraordinary
                                   dividends and corporate events affecting the Underlying Stock through and including the Determination Date, as described under "Antidilution Adjustments" below.

Interest Payment Dates...........  June 20, 2006, September 20, 2006, December
                                   20, 2006 and the Maturity Date.

                                   If the scheduled Maturity Date is postponed due to a Market Disruption Event or otherwise, the Issuer shall pay interest on the Maturity Date as postponed rather than on the scheduled Maturity Date, but no interest shall accrue on this HITS or on such payment during the period from or after the scheduled Maturity Date.

Maturity Date....................  March 20, 2007, subject to acceleration as described below in "Price Event
                                   Acceleration" and "Alternate Exchange
                                   Calculation in Case of an Event of Default" and subject to extension if the Determination Date is postponed in accordance with the following paragraph.

                                   If the Determination Date is postponed due to a Market Disruption Event or otherwise, the Maturity Date shall be postponed so that the Maturity Date shall be the second Trading Day following the Determination Date.

Determination Date...............  March 16, 2007; provided that if March 16,
                                   2007 is not a Trading Day or if a Market
                                   Disruption Event occurs on such day, the Determination Date shall be the immediately succeeding Trading Day on which no Market Disruption Event occurs.

                                   In the event that the Determination Date and Maturity Date are postponed as described in the two immediately preceding paragraphs, the Issuer shall, or shall cause the Calculation Agent to, give notice of such postponement and, once it has been determined, of the date to which the Maturity Date has been rescheduled, as promptly as possible, and in no case later than 10:30 a.m. on the Trading Day immediately prior to the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date)
                                   (i) to the holder of this HITS by mailing notice of such postponement by first class mail, postage prepaid, to the holder's last address as it shall appear upon the registry books, (ii) to the Trustee by telephone or facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office and (iii) to the Depositary by telephone or facsimile confirmed by mailing such notice to the Depositary by first class mail, postage prepaid. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of this HITS receives the notice.

Record Date......................  Notwithstanding the definition of "Record
                                   Date" on page 19 hereof, the Record Date for each Interest Payment Date, including the Interest Payment Date scheduled to occur on the Maturity Date, shall be the date 5 calendar days prior to such scheduled Interest Payment Date, whether or not that date is a Business Day.

Payment at Maturity..............  Unless the maturity of the HITS has been accelerated, on the Maturity Date, upon
                                   delivery of this HITS to the Trustee, each Stated Principal Amount of this HITS shall be applied by the Issuer as payment for, and the Issuer shall deliver, either:

                                   (i) if the Trading Price of the Underlying
                                   Stock has not decreased to or below the
                                   Trigger Price at any time on any Trading Day from and including the Pricing Date to and including the Determination Date, an amount in cash equal to the Stated Principal Amount per HITS, or

                                   (ii) if the Trading Price of the Underlying
                                   Stock has decreased to or below the Trigger
                                   Price at any time on any Trading Day from and including the Pricing Date to and including the Determination Date, a number of shares of the Underlying Stock equal to the product of the Exchange Ratio and the Exchange Factor, each determined as of the Determination Date by the Calculation Agent. The Exchange Factor is initially set at 1.0, subject to adjustment upon the occurrence of certain extraordinary dividends and corporate events affecting the Underlying Stock through and including the Determination Date. See "Exchange Factor" above and "Antidilution Adjustments" below.

                                   The number of any shares of the Underlying
                                   Stock to be delivered at maturity shall be subject to any applicable adjustments (i) to the Exchange Factor and (ii) in the Exchange Property, as defined in paragraph 5 under "Antidilution Adjustments" below, to be delivered instead of, or in addition to, such Underlying Stock as a result of any corporate event described under "Antidilution Adjustments" below, in each case, required to be made up to the close of business on the Determination Date.

                                   The Issuer shall, or shall cause the
                                   Calculation Agent to, provide written notice to the Trustee at its New York Office and to the Depositary, on which notice the Trustee and Depositary may conclusively rely, on or prior to 10:30 a.m. on the Trading Day immediately prior to the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), of the amount of cash or Underlying Stock (or the amount of Exchange Property), as applicable, to be delivered with respect to each Stated Principal Amount of this HITS and, in the event of a delivery of the Underlying Stock, of the amount of any cash to be paid in lieu of any fractional share of the Underlying Stock (or of any other securities included in Exchange Property, if applicable); provided that, if the Maturity Date of this HITS is accelerated because of a Price Event Acceleration (as defined below) or because of an Event of Default Acceleration (as defined in "Alternate Exchange Calculation in Case of an Event of Default" below), the Issuer shall, or shall cause the Calculation Agent to, give notice of such acceleration and of the amount of cash or Underlying Stock (or any Exchange Property) payable in connection therewith as promptly as possible and in no event later than (A) in the case of an Event of Default Acceleration, two Trading Days after the date of acceleration (but if such second Trading Day is not a Business Day, prior to the close of business on the Business Day preceding such second Trading Day) and (B) in the case of a Price Event Acceleration, 10:30 a.m. on the Trading Day immediately prior to the date of acceleration (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the date of acceleration), (i) to the holder of this HITS by mailing notice of such acceleration by first class mail, postage prepaid, to the holder's last address as it shall appear upon the registry books, and
                                   (ii) to the Trustee by telephone or
                                   facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office and (iii) to the Depositary by telephone or facsimile confirmed by mailing such notice to the Depositary by first class mail, postage prepaid. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of this HITS receives the notice. If the maturity of this HITS is accelerated in the manner described above, no interest on the amounts payable with respect to this HITS shall accrue for the period from and after such accelerated maturity date; provided that the Issuer has deposited with the Trustee the Underlying Stock, the Exchange Property or any cash due with respect to such acceleration by such accelerated maturity date.

                                   The Issuer shall, or shall cause the
                                   Calculation Agent to, deliver any such cash or shares of Underlying Stock (or any Exchange Property), as applicable, and cash in respect of interest and any fractional shares of Underlying Stock (or any Exchange Property) and cash otherwise due upon any acceleration described above to the Trustee for delivery to the holder of this HITS. The Calculation Agent shall determine the Exchange Factor applicable at the maturity of this HITS.

                                   If this HITS is not surrendered for exchange at maturity or upon acceleration, it shall be deemed to be no longer Outstanding under, and as defined in, the Senior Indenture, except with respect to the holder's right to receive the Underlying Stock (and, if applicable, any Exchange Property) and any cash in respect of interest and any fractional shares of Underlying Stock (or any Exchange Property) and any other cash due at maturity as described in the preceding paragraph under this heading.

                                   References to payment "per HITS" refer to each Stated Principal Amount of this HITS.

Price Event Acceleration.........  If on any two consecutive Trading Days during the period prior to and ending on the third Business Day immediately preceding the Maturity Date, the product of the Closing Price per share of Underlying Stock and the Exchange Factor is less than the Acceleration Trigger Price, the Maturity Date of this HITS shall be deemed to be accelerated to the third Business Day immediately following such second Trading Day (the "date of acceleration"). Upon such acceleration, the holder of this HITS shall receive per Stated Principal Amount of this HITS on the date of acceleration:

                                       (i) a number of shares of Underlying
                                       Stock equal to the product of the
                                       Exchange Ratio and the Exchange Factor,
                                       as of such date of acceleration; and

                                       (ii) accrued but unpaid interest to but
                                       excluding the date of acceleration plus
                                       an amount of cash, as determined by the
                                       Calculation Agent, equal to the sum of
                                       the present values of the remaining
                                       scheduled payments of interest on this
                                       HITS (excluding any portion of such
                                       payments of interest accrued to the date of acceleration) discounted to the date of acceleration based on the comparable yield that the Issuer would pay on a non-interest bearing, senior unsecured debt obligation of the Issuer having a maturity equal to the term of each such remaining scheduled payment, as determined by the Calculation Agent.

                                   The holder of this HITS shall not be
                                   entitled to receive the return of each
                                   Stated Principal Amount of this HITS upon a Price Event Acceleration.

No Fractional Shares.............  Upon delivery of this HITS to the Trustee at maturity (including as a result of
                                   acceleration other than an acceleration
                                   resulting from an event of default), and if applicable, the Issuer shall deliver the aggregate number of shares of Underlying Stock due with respect to this HITS, as described above, but the Issuer shall pay cash in lieu of delivering any fractional share of Underlying Stock in an amount equal to the corresponding fractional Closing Price of such fraction of a share of Underlying Stock as determined by the Calculation Agent as of the Determination Date.

Closing Price....................  The Closing Price for one share of
                                   Underlying Stock (or one unit of any other security for which a Closing Price must be determined) on any Trading Day (as defined below) means:

                                       (i) if the Underlying Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which the Underlying Stock (or any such other security) is listed or admitted to trading,

                                       (ii) if the Underlying Stock (or any
                                       such other security) is a security of
                                       the Nasdaq National Market (and provided that the Nasdaq National Market is not then a national securities exchange), the Nasdaq official closing price published by The Nasdaq Stock Market, Inc. on such day, or

                                       (iii) if the Underlying Stock (or any
                                       such other security) is neither listed
                                       or admitted to trading on any national
                                       securities exchange nor a security of
                                       the Nasdaq National Market but is
                                       included in the OTC Bulletin Board
                                       Service (the "OTC Bulletin Board")
                                       operated by the National Association of
                                       Securities Dealers, Inc., the last
                                       reported sale price of the principal
                                       trading session on the OTC Bulletin
                                       Board on such day.

                                   If the Underlying Stock (or any such other security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of Underlying Stock (or one unit of any such other security) on any Trading Day shall mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day. If, because of a Market Disruption Event (as defined below) or otherwise, the last reported sale price or Nasdaq official closing price, as applicable, for the Underlying Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day shall be the mean, as determined by the Calculation Agent, of the bid prices for the Underlying Stock (or any such other security) for such Trading Day obtained from as many recognized dealers in such security, but not exceeding three, as shall make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term "security of the Nasdaq National Market" shall include a security included in any successor to such system, and the term "OTC Bulletin Board Service" shall include any successor service thereto.

Intraday Price...................  The Intraday Price for one share of the
                                   Underlying Stck (or one unit of any other security for which an Intraday Price must be determined) at any time during any Trading Day (including at the close) means:

                                       (i) if the Underlying Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the most recently reported sale price, regular way, at such time during the principal trading session on such day on the principal United States securities exchange registered under the Exchange Act on which the Underlying Stock (or any such other security) is listed or admitted to trading,

                                       (ii) if the Underlying Stock (or any
                                       such other security) is a security of
                                       the Nasdaq National Market (and provided that the Nasdaq National Market is not then a national securities exchange), the most recently reported sale price at such time quoted by The Nasdaq Stock Market, Inc. on such day, or

                                       (iii) if the Underlying Stock (or any
                                       such other security) is neither listed
                                       or admitted to trading on any national
                                       securities exchange nor a security of
                                       the Nasdaq National Market but is
                                       included in the OTC Bulletin Board, the
                                       most recently reported sale price at
                                       such time during the principal trading
                                       session on the OTC Bulletin Board on
                                       such day.

Trading Price....................  Trading Pricemeans the product of (i) the
                                   Intraday Price of one share of the
                                   Underlying Stock and (ii) the Exchange
                                   Factor, each as determined by the
                                   Calculation Agent at any time on any Trading
                                   Day.

Trading Day......................  A day, as determined by the Calculation
                                   Agent, on which trading is generally
                                   conducted on the New York Stock Exchange,
                                   Inc. ("NYSE"), the American Stock Exchange
                                   LLC, the Nasdaq National Market, the Chicago
                                   Mercantile Exchange and the Chicago Board of
                                   Options Exchange, and in the
                                   over-the-counter market for equity
                                   securities in the United States and, if the principal trading market for the Underlying Stock is outside the United States, in such principal trading market.

Calculation Agent................  MS & Co. and its successors.

                                   All determinations made by the Calculation
                                   Agent shall be at the sole discretion of the Calculation Agent and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of this HITS, the Trustee and the Issuer.

                                   All calculations with respect to the
                                   Exchange Ratio and the Exchange Factor for this HITS shall be made by the Calculation Agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655), and all dollar amounts paid to the holder of this HITS in the aggregate related to interest payments or the payment at maturity resulting from such calculations shall be rounded to the nearest cent with one-half cent rounded upward.

Antidilution Adjustments.........  The Exchange Factor shall be adjusted as follows:

                                   1. If the Underlying Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Factor shall be adjusted to equal the product of the prior Exchange Factor and the number of shares issued in such stock split or reverse stock split with respect to one share of the Underlying Stock.

                                   2. If the Underlying Stock is subject (i) to a stock dividend (issuance of additional shares of the Underlying Stock) that is given ratably to all holders of shares of the Underlying Stock or (ii) to a distribution of the Underlying Stock as a result of the triggering of any provision of the corporate charter of the Underlying Company, then once the dividend has become effective and the Underlying Stock is trading ex-dividend, the Exchange Factor shall be adjusted so that the new Exchange Factor shall equal the prior Exchange Factor plus the product of (i) the number of shares issued with respect to one share of the Underlying Stock and (ii) the prior Exchange Factor.

                                   3. If the Underlying Company issues rights or warrants to all holders of the Underlying Stock to subscribe for or purchase the Underlying Stock at an exercise price per share less than the Closing Price of the Underlying Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of this HITS, then the Exchange Factor shall be adjusted to equal the product of the prior Exchange Factor and a fraction, the numerator of which shall be the number of shares of the Underlying Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of the Underlying Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of the Underlying Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of the Underlying Stock which the aggregate offering price of the total number of shares of the Underlying Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

                                   4. There shall be no adjustments to the
                                   Exchange Factor to reflect cash dividends or other distributions paid with respect to the Underlying Stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of paragraph 5 below and Extraordinary Dividends as described below. A cash dividend or other distribution with respect to the Underlying Stock shall be deemed to be an "Extraordinary Dividend" if such cash dividend or distribution (a) is defined by the Underlying Company as an extraordinary or special dividend or distribution, or (b) exceeds the immediately preceding non-Extraordinary Dividend for the Underlying Stock by an amount equal to at least 5% of the Closing Price of the Underlying Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Trading Day preceding the ex-dividend date (that is, the day on and after which transactions in the Underlying Stock on the primary U.S. organized securities exchange or trading system on which the Underlying Stock is traded or trading system no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such Extraordinary Dividend. If an Extraordinary Dividend occurs with respect to the Underlying Stock, the Exchange Factor with respect to the Underlying Stock shall be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Exchange Factor shall equal the product of (i) the then current Exchange Factor and (ii) a fraction, the numerator of which is the Closing Price on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend

                                   Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for the Underlying Stock shall equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for the Underlying Stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component shall be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on the Underlying Stock described in clause (i), (iv) or (v) of paragraph 5 below that also constitutes an Extraordinary Dividend shall cause an adjustment to the Exchange Factor pursuant only to clause (i), (iv) or (v) of paragraph 5, as applicable.

                                   5. If (i) there occurs any reclassification or change of the Underlying Stock, including, without limitation, as a result of the issuance of any tracking stock by the Underlying Company, (ii) the Underlying Company or any surviving entity or subsequent surviving entity of the Underlying Company (an "Underlying Company Successor") has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the Underlying Company or any Underlying Company Successor with another corporation occurs (other than pursuant to clause (ii) above), (iv) the Underlying Company is liquidated, (v) the Underlying Company issues to all of its shareholders equity securities of an issuer other than the Underlying Company (other than in a transaction described in clause
                                   (ii), (iii) or (iv) above) (a "Spin-off
                                   Event") or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the Underlying Stock (any such event in clauses
                                   (i) through (vi), a "Reorganization Event"), the method of determining the amount payable upon exchange at maturity for each HITS shall be adjusted to provide that holders shall be entitled to receive at maturity, in respect of the stated principal amount of each HITS either:

                                       (a) if (x) the trading price of the
                                       Underlying Stock at any time on any
                                       Trading Day from and including the
                                       Pricing Date to and including the
                                       effective date of the Reorganization
                                       Event, or (y) the Exchange Property
                                       Value (as defined below) at any time on
                                       any Trading Day from and including the
                                       effective date of the Reorganization
                                       Event to and including the Determination
                                       Date has not decreased to or below the
                                       Trigger Price, and amount of cash equal
                                       to the stated principal amount of each
                                       HITS, or

                                       (b) if (x) the trading price of the
                                       Underlying Stock at any time on any
                                       Trading Day from and including the
                                       Pricing Date to and including the
                                       effective date of the Reorganization
                                       Event, or (y) the Exchange Property
                                       Value (as defined below) at any time on
                                       any Trading Day from and including the
                                       effective date of the Reorganization
                                       Event to and including the Determination
                                       Date has decreased to or below the
                                       Trigger Price, securities, cash or any
                                       other assets distributed to holders of
                                       the Underlying Stock in or as a result
                                       of any such Reorganization Event,
                                       including (A) in the case of the
                                       issuance of tracking stock, the
                                       reclassified share of the Underlying
                                       Stock, (B) in the case of a Spin-off
                                       Event, the share of the Underlying Stock with respect to which the spun-off security was issued, and (C) in the case of any other Reorganization Event where the Underlying Stock continues to be held by the holders receiving such distribution, the Underlying Stock (collectively, the "Exchange Property"), in an amount equal to the amount of Exchange Property delivered with respect to a number of shares of the Underlying Stock equal to the Exchange Ratio times the Exchange Factor each determined at the time of the Reorganization Event.

                                   If Exchange Property consists of more than one type of property, the Issuer shall deliver to the Depositary, as holder of the HITS, at maturity a pro rata share of each such type of Exchange Property. If Exchange Property includes a cash component, holders shall not receive any interest accrued on such cash component. In the event Exchange Property consists of securities, such securities shall, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

                                   For purposes of determining whether or not the Exchange Property Value has decreased to or below the Trigger Level at any time on any Trading Day from and including the time of the Reorganization Event to and including the Determination Date, "Exchange Property Value" means (i) for any cash received in any Reorganization Event, the value, as determined by the Calculation Agent, as of the date of receipt, of such cash received for one share of the Underlying Stock, as adjusted by the Exchange Factor as the time of such Reorganization Event, (ii) for any property other than cash or securities received in any such Reorganization Event, the market value, as determined by the Calculation Agent in its sole discretion, as of the date of receipt, of such Exchange Property received for one share of the Underlying Stock, as adjusted by the Exchange Factor at the time of such Reorganization Event and (iii) for any security received in any such Reorganization Event, an amount equal to the Intraday Price, as of the time at which the Exchange Property Value is determined, per share of such security multiplied by the quantity of such security received for each share of the Underlying Stock, as adjusted by the Exchange Factor at the time of such Reorganization Event.

                                   For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, Exchange Property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                   Following the occurrence of any
                                   Reorganization Event referred to in
                                   paragraph 5 above, (i) references to the "Underlying Stock" under "No Fractional Shares," "Price Event Acceleration" and "Alternate Exchange Calculation in Case of an Event of Default" shall be deemed to also refer to any other security received by holders of the Underlying Stock in any such Reorganization Event, and (ii) all other references in this HITS to "Underlying Stock" shall be deemed to refer to the Exchange Property into which this HITS is thereafter exchangeable and references to a "share" or "shares" of the Underlying Stock shall be deemed to refer to the applicable unit or units of such Exchange Property, unless the context otherwise requires.

                                   No adjustment to the Exchange Factor shall be required unless such adjustment would require a change of at least 0.1% in the Exchange Factor then in effect. The Exchange Factor resulting from any of the adjustments specified above shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the Exchange Factor shall be made up to the close of business on the Determination Date.

                                   No adjustments to the Exchange Factor or method of calculating the Exchange Factor shall be required other than as specified above.

                                   The Calculation Agent shall be solely
                                   responsible for the determination and
                                   calculation of any adjustments to the
                                   Exchange Factor or method of calculating the Exchange Factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                   The Calculation Agent shall provide
                                   information as to any adjustments to the Exchange Factor or to the method of calculating the amount payable at maturity of this HITS made pursuant to paragraph 5 above upon written request by any holder of this HITS.

Market Disruption Event..........  Market Disruption Event means, with respect to the Underlying Stock:

                                       (i) a suspension, absence or material
                                       limitation of trading of the Underlying
                                       Stock on the primary market for the
                                       Underlying Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the Underlying Stock as a result of which the reported trading prices for the Underlying Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to the Underlying Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                                       (ii) a determination by the Calculation
                                       Agent in its sole discretion that any
                                       event described in clause (i) above
                                       materially interfered with the ability
                                       of the Issuer or any of its affiliates
                                       to unwind or adjust all or a material
                                       portion of the hedge with respect to the HITS.

                                   For purposes of determining whether a Market
                                   Disruption Event has occurred: (1) a
                                   limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant options contract shall not constitute a Market Disruption Event, (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading,
                                   (4) a suspension of trading in options
                                   contracts on the Underlying Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts shall constitute a suspension, absence or material limitation of trading in options contracts related to the Underlying Stock and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to the Underlying Stock are traded shall not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
  in Case of an Event of
  Default........................  In case an event of default with respect to the HITS shall have occurred and be
                                   continuing, the amount declared due and
                                   payable per each Stated Principal Amount of this HITS upon any acceleration of this HITS (an "Event of Default Acceleration") shall be determined by the Calculation Agent and shall be an amount in cash equal to either
                                   (i) the Stated Principal Amount of this HITS plus accrued but unpaid interest to but excluding the date of acceleration or (ii) if the Trading Price of the Underlying Stock has decreased to or below the Trigger Price at any time on any Trading Day from and including the Pricing Date to and including the date of acceleration, (x) the value, as determined based on the Closing Price of the Underlying Stock on the date of acceleration, of a number of shares of the Underlying Stock at the Exchange Ratio multiplied by the Exchange Factor as of the date of acceleration and (y) accrued but unpaid interest to but excluding the date of acceleration.

Treatment of HITS for
  United States Federal
  Income Tax Purposes............  The Issuer, by its sale of this HITS, and the holder of this HITS (and any successor holder of, or holder of a beneficial interest in, this HITS), by its respective purchase hereof, agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize each Stated Principal Amount of this HITS for all tax purposes as a unit consisting of (i) an option (the "Option") granted by the holder to enter into a forward contract (the "Forward Contract"), pursuant to which Forward Contract the holder of this HITS will be required to purchase from us the Underlying Stock, for an amount equal to the Stated Principal Amount (the "Forward Price") at maturity or, alternatively, upon an earlier redemption of this HITS and (ii) a deposit with the Issuer of a fixed amount of cash, equal to the issue price per each Stated Principal Amount of this HITS, to secure the holder's obligation to purchase the Underlying Stock pursuant to the Forward Contract (the "Deposit"), which Deposit bears a quarterly compounded yield of % per annum, provided, however, that any interest payments on this HITS made to non-U.S. investors will generally be withheld upon at a rate of 30%.

     Morgan Stanley, a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the amount of cash or Underlying Stock (or the amount of Exchange Property), as applicable, as determined in accordance with the provisions set forth under "Payment at Maturity" above, due with respect to
the principal sum of U.S. $           (UNITED STATES DOLLARS            ) on
the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date, a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten calendar days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of, premium, if any, and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:                                               MORGAN STANLEY

                                                     By:
                                                         -----------------------
                                                         Name:
                                                         Title:


TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION

This is one of the Notes referred
  to in the within-mentioned
  Senior Indenture.

JPMORGAN CHASE BANK, N.A.,
  as Trustee

By:
    -----------------------------
    Authorized Officer

                          FORM OF REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series F, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under a Senior Indenture, dated as of November 1, 2004, between the Issuer and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank, N.A. at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. If the face hereof indicates that this
Note is subject to "Modified Payment upon Acceleration or Redemption", the amount of principal payable upon redemption will be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount accrued from the Interest Accrual Date to the date of redemption (expressed as a percentage of the aggregate principal amount), with the amount of original issue discount accrued being calculated using a constant yield method (as described below). Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment, provided that if the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration or Redemption", the amount of principal payable upon repayment will be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount accrued from the Interest Accrual Date to the date of repayment (expressed as a percentage of the aggregate principal amount), with the amount of original issue discount accrued being calculated using a constant yield method (as described below). For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 calendar days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.


     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and
(b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency or reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the Senior Indenture, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal or premium, if any, or interest on such debt securities) by the holders of a majority in aggregate principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration or Redemption," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount accrued from the Interest Accrual Date to the date of declaration (expressed as a percentage of the aggregate principal amount), with the amount of original issue discount accrued being calculated using a constant yield method (as described in the next paragraph), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     The constant yield shall be calculated using a 30-day month, 360-day year convention, a computing period that, except for the initial period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period), and an assumption that the maturity will not be accelerated. If the period from the Original Issue Date to the first Interest Payment Date (the "initial period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption," the amount of principal so payable will be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount accrued from the Interest Accrual Date to the date of redemption (expressed as a percentage of the aggregate principal amount), with the amount of original issue discount accrued being calculated using a constant yield method (as described above)), if the Issuer determines that, as a result of any change in or amendment to the laws (including a holding, judgment or as ordered by a court of competent jurisdiction), or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment occurs, becomes effective or, in the case of a change in official position, is announced on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts, as defined below, with respect to this Note as described below. Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and
(ii) an opinion of independent legal counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.


     Notice of redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, which date and the applicable redemption price will be specified in the notice.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of this Note who is a U.S. Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, make any payment of Additional Amounts to any such holder who is a U.S. Alien for or on account of:

     (a) any present or future tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder, or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation for U.S. federal income tax purposes, and the United States, including, without limitation, such holder, or such fiduciary, settlor, beneficiary, member or shareholder, being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by or on behalf of the holder of this Note for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

     (b) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

     (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid U.S. federal income tax or as a private foundation or other tax-exempt organization or a bank receiving interest under Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended;

     (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of this Note;

     (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

     (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

     (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

     (h) any combination of items (a), (b), (c), (d), (e), (f) or (g).

In addition, the Issuer shall not be required to make any payment of Additional Amounts (i) to any such holder where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings; or (ii) by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting this Note or the relevant coupon to another Paying Agent in a member state of the European Union. Nor shall the Issuer pay Additional Amounts with respect to any payment on this Note to a U.S. Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

     The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities or for other property or the cash value of the property (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated. If any European Union Directive on the taxation of savings comes into force, the Issuer will, to the extent possible as a matter of law, maintain a Paying Agent in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or any law implementing or complying with, or introduced in order to conform to, such Directive.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the

Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     As used herein, the term "U.S. Alien" means any person who is, for U.S. federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for U.S. federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

     All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common

          TEN ENT - as tenants by the entireties

          JT TEN - as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT - _______________________Custodian ______________________
                                 (Minor)                            (Cust)

     Under Uniform Gifts to Minors Act ______________________________
                                                   (State)

     Additional abbreviations may also be used though not in the above list.

                            -----------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

---------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   [PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.


Dated:_______________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
_________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): __________________.


Dated:________________________     _____________________________________________
                                   NOTICE: The signature on this Option to Elect
                                   Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.